Exhibit 99.1

AdXpose, Inc.

(formerly Mpire Corporation)

Financial Statements

December 31, 2010

AdXpose, Inc.

(formerly Mpire Corporation)

Index

December 31, 2010

Page(s)

Report of Independent Auditors	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Stockholders’ Deficit	4

Statements of Cash Flows	5

Notes to Financial Statements	6–18

Report of Independent Auditors

To Board of Directors and

Stockholders of AdXpose, Inc.:

In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders’ deficit and of cash flows present fairly, in all material respects, the financial position of AdXpose, Inc., at December 31, 2010, and the results of its operations and its cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 11, the Company was acquired by comScore, Inc. on August 11, 2011.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

October 13, 2011

AdXpose, Inc.

(formerly Mpire Corporation)

Balance Sheets

June 30, 2011 and December 31, 2010

	June 30, 2011	December 31, 2010
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,340,888	$258,518
Accounts receivables, net	444,477	713,632
Prepaid expenses and other	77,858	108,903

Total current assets	1,863,223	1,081,053
Property and equipment, net	183,471	264,155
Other assets	58,336	8,336

Total assets	$2,105,030	$1,353,544

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$125,261	$630,251
Accrued liabilities	201,553	229,756

Total current liabilities	326,814	860,007
Preferred stock warrant liability	—	2,609

Total liabilities	326,814	862,616

Commitments and contingencies (Note 9)
Stockholders’ deficit
Convertible preferred stock, $0.001 par value; 16,332,079 and 29,016,018 shares designated, respectively; 13,610,634 and 27,484,029 shares issued and outstanding, respectively	12,424,049	17,301,421
Common stock, $.001 par value; 21,000,000 and 45,000,000 shares authorized, respectively; 0 and 2,799,395 shares issued and outstanding, respectively	—	2,799
Additional paid in capital	8,061,544	251,767
Accumulated deficit	(18,707,377)	(17,065,059)

Total stockholders’ deficit	1,778,216	490,928

Total liabilities and stockholders’ deficit	$2,105,030	$1,353,544

The accompanying notes are an integral part of these financial statements.

AdXpose, Inc.

(formerly Mpire Corporation)

Statements of Operations

Six Months Ended June 30, 2011 and 2010 and Year Ended December 31, 2010

	Six Months Ended		Year Ended December 31, 2010
	June 30, 2011	June 30, 2010
	(unaudited)	(unaudited)
Revenue
Media revenue	$522,118	$2,244,976	$3,344,917
Analytics revenue	876,089	72,585	656,097

Total revenue	1,398,207	2,317,561	4,001,014
Cost of media revenue	681,652	2,166,539	3,334,056
Cost of analytics revenue	369,205	93,714	336,523

Gross margin	347,350	57,308	330,435
Operating expenses
Product development	508,673	554,975	1,085,129
Sales and marketing	768,886	761,236	1,319,737
General and administrative	706,105	488,146	999,689

Operating loss	(1,636,314)	(1,747,049)	(3,074,120)
Other income (expense)
Interest income	398	900	1,668
Other (expense) income	(1,581)	146,450	242,268
Interest expense	(4,821)	—	—

Net loss	$(1,642,318)	$(1,599,699)	$(2,830,184)

The accompanying notes are an integral part of these financial statements.

AdXpose, Inc.

(formerly Mpire Corporation)

Statements of Stockholders’ Deficit

Year Ended December 31, 2010 and Six Months Ended June 30, 2011

	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balances, January 1, 2010	27,484,029	$17,301,421	2,699,395	$2,699	$181,765	$(14,234,875)	$3,251,010
Issuance of common stock upon exercise of stock options	—	—	100,000	100	5,900	—	6,000
Stock-based compensation	—	—	—	—	64,102	—	64,102
Net loss	—	—	—	—	—	(2,830,184)	(2,830,184)

Balances, December 31, 2010	27,484,029	17,301,421	2,799,395	2,799	251,767	(17,065,059)	490,928
Merger and recapitalization of Mpire Corporation into AdXpose, Inc. and cancellation of former preferred and common stock and issuance of new preferred stock (unaudited)	(24,762,584)	(7,748,288)	(2,799,395)	(2,799)	7,751,087	—	—
Issuance of new Series A preferred stock, net of $129,085 of issuance costs (unaudited)	10,889,189	2,870,916	—	—	—	—	2,870,916
Stock-based compensation (unaudited)	—	—	—	—	58,690	—	58,690
Net loss (unaudited)	—	—	—	—	—	(1,642,318)	(1,642,318)

Balances, June 30, 2011 (unaudited)	13,610,634	$12,424,049	—	$—	$8,061,544	$(18,707,377)	$1,778,216

AdXpose, Inc.

(formerly Mpire Corporation)

Statements of Cash Flows

Six Months Ended June 30, 2011 and 2010 and Year Ended December 31, 2010

	Six Months Ended		Year Ended December 31, 2010
	June 30,	June 30,
	2011	2010
	(unaudited)	(unaudited)
Operating activities
Net loss	$(1,642,318)	$(1,599,699)	$(2,830,184)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	91,106	69,483	149,115
Noncash interest expense	4,821	—	—
Loss on sale of equipment	4,238	—	—
Preferred stock warrant revaluation	(2,609)	(145,773)	(241,592)
Stock-based compensation	58,690	34,237	64,102
Changes in operating assets and liabilities
Accounts receivable and other	300,200	226,655	264,120
Accounts payable	(504,990)	274,567	359,037
Accrued liabilities	(28,203)	(427,026)	(410,451)

Net cash used in operating activities	(1,719,065)	(1,567,556)	(2,645,853)

Investing activities
Loan to employee	(50,000)	—	—
Purchases of property and equipment	(14,660)	(108,767)	(214,475)

Net cash used in investing activities	(64,660)	(108,767)	(214,475)

Financing activities
Proceeds from issuance of common stock	—	6,000	6,000
Net proceeds from issuance of Series A preferred stock	2,466,095	—	—
Proceeds from issuance of bridge loans	400,000	—	—

Net cash provided by financing activities	2,866,095	6,000	6,000

Net increase (decrease) in cash and cash equivalents	1,082,370	(1,670,323)	(2,854,328)

Cash and cash equivalents
Beginning of period	258,518	3,112,846	3,112,846

End of period	$1,340,888	$1,442,523	$258,518

Supplemental disclosures
Cancellation of Series A preferred stock	$2,781,289	$—	$—
Cancellation of Series A-1 preferred stock	3,025,999	—	—
Cancellation of Series A-2 preferred stock	1,941,000	—	—
Cancellation of common stock	2,799	—	—
Conversion of bridge loans and accrued interest into new Series A preferred stock	404,821	—	—
Exchange of Series B preferred stock for Series 1 preferred stock	2,136,975	—	—
Exchange of Series B preferred stock for Series 2 preferred stock	7,416,158	—	—
Cancellation of preferred stock warrants	2,609	—	—

The accompanying notes are an integral part of these financial statements.

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

1.	The Company

Mpire Corporation, the former company was incorporated in the state of Delaware in October 2004 and is located in Seattle, Washington. On March 24, 2011, Mpire Corporation entered into a merger and recapitalization transaction with a newly formed, wholly owned subsidiary, AdXpose, Inc, (the surviving entity and the “Company”). The Company accounted for the merger and recapitalization as a transaction between entities under common control. Accordingly, no gain or loss was recognized in the merger and recapitalization transaction.

The Company’s advertising optimization technology enhances traditional online advertising by providing a more relevant and engaging medium for publishers and advertisers. The Company’s AdXpose platform offers advertisers the ability to analyze ad placement and quantify user interaction within an online display.

The Company is subject to a variety of risks common to companies in the technology industry including, but not limited to, technological innovations, dependence on key personnel, dependence on key suppliers, customer concentration, protection of proprietary technology and compliance with government regulations. There can be no assurance that the Company’s products or services will continue to be accepted in the marketplace. Nor can there be assurance that any future products or services can be developed at an acceptable cost and with appropriate performance characteristics, or that such products or services will be successfully marketed, if at all. These factors could have a material adverse effect on the Company’s future financial results, financial position and cash flows.

2.	Significant Accounting Policies

Interim Financial Information

The accompanying interim balance sheet at June 30, 2011 and the interim statements of operations and cash flows for the six months ended June 30, 2010 and 2011 and the statement of stockholders’ equity for the six-month period ended June 30, 2011 are unaudited.

In the opinion of the Company’s management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include adjustments, which include normal recurring adjustments, necessary for the fair statement of the Company’s financial position at June 30, 2011 and the results of its operations and its cash flows for the six-month periods ended June 30, 2010 and 2011. The results for the six-month period ended June 30, 2011 are not necessarily indicative of the results expected for the full year.

The unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions of Securities and Exchange Commission. The unaudited interim financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions are inherent in the estimation of asset useful lives, certain accrued liabilities, the fair value of the Company’s common stock and calculation of the fair value of stock-based compensation and preferred stock warrants. Actual results could differ from those estimates.

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

Cash and Cash Equivalents

The Company considers all highly liquid investments with purchased maturities of three months or less to be cash equivalents. The Company’s cash equivalents consist principally of funds maintained in money market accounts. Cash equivalents are carried at fair market value, which approximates cost.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash and cash equivalents, which are held with financial institutions in amounts which may exceed federally insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents since inception.

Fair Value Measurements

The fair value of the Company’s assets and liabilities is estimated using a fair value hierarchy based on the inputs used to measure fair value. The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices in active markets for identical assets and liabilities

Level 2 — Observable inputs other than Level 1 inputs

Level 3 — Unobservable inputs

The Company may elect to fair value its financial assets and liabilities on an instrument by instrument basis. The Company has not elected to apply the fair value option to any eligible financial assets or liabilities in 2010 or 2011.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their respective fair values due to their relative short maturities.

The Company is required to classify warrants to purchase shares of preferred stock as liabilities and revalue them to fair value at the end of each reporting period. During the six months ended June 30, 2011 and 2010 and the year ended December 31, 2010, the Company recorded other income of approximately $2,600, $146,000 and $242,000, respectively, reflecting the decrease in the estimated fair value of the preferred stock warrants. The Company estimates the fair value of its preferred stock warrants using Level 3 inputs in the Black-Scholes option pricing model. This model utilizes the estimated value of the Company’s preferred stock at the measurement date, the remaining contractual term of the warrants, the expected volatility of the Company’s preferred stock, risk-free rates and expected dividend yield of the Company’s preferred stock.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from customers based on their outstanding invoices. Management reviews accounts receivable regularly to determine if any receivables will be potentially uncollectible. Estimates are used to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable to its estimated net realizable value. These estimates are made by analyzing the status of significant past due receivables and by establishing provisions for estimated losses by reviewing current and historical bad debt trends.

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

Five customers accounted for approximately 17%, 16%, 13%, 10% and 10%, respectively, of the Company’s total revenue during the six-month period ended June 30, 2011. Three customers comprised approximately 19%, 12% and 12%, respectively, of accounts receivable at June 30, 2011.

Four customers accounted for approximately 21%, 17%, 14% and 10%, respectively, of the Company’s total revenue during the year ended December 31, 2010. Three customers comprised approximately 18%, 15% and 12%, respectively, of accounts receivable at December 31, 2010. Three customers accounted for approximately 25%, 22% and 19%, respectively, of the Company’s total revenue during the six-month period ended June 30, 2010.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets, ranging from 2 to 3 years. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the related lease term. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of operations in the year of disposition. Additions and improvements that increase the value or extend the life of an asset are capitalized. Repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets

The Company recognizes impairment losses on long-lived assets when indicators of impairment are present and the undiscounted cash flows to be generated by those assets are less than the assets’ carrying values. The Company has not experienced any impairment losses on its long-lived assets since inception.

Revenue Recognition

The Company’s primary sources of Media revenue consist of performance-based advertising services, including pay-per-click services and banner display advertising. In addition, the Company recognizes Analytics revenue from subscription fees for the use of the AdXpose platform.

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is reasonably assured.

The Company allocates revenue for transactions that include multiple elements to each unit of accounting based on its relative fair value. The price charged when the element is sold separately generally determines fair value. In the absence of fair value of a delivered element, the Company allocates revenue first to the fair value of its undelivered elements and the residual revenue to the delivered elements. The Company recognizes revenue for delivered elements when the delivered elements have standalone value and there is objective evidence of fair value for each undelivered element. If the fair value of an undelivered element cannot be objectively determined, revenue is deferred until all elements are delivered and services have been performed.

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

In providing pay-per-click advertising services, the Company generates Media revenue upon delivery of qualified click-throughs to advertisers or advertising service providers’ listings. These advertisers and advertising service providers pay the Company a designated transaction fee for each click-through, which occurs when an online user clicks on any of their advertisement listings after it has been placed by the Company or by the Company’s distribution partners. Each click-through on an advertisement listing represents a completed transaction. The advertisement listings are displayed within the Company’s distribution network, which includes third-party internet domains or web sites and other targeted web-based and off-line content.

Banner display advertising revenue may be based on a fixed fee per impression and is generated and recognized on display activity. In other cases, banner display advertising revenue is volume-based with revenue generated and recognized when impressions are delivered.

AdXpose Analytics revenue is a fixed fee for each impression that is wrapped and generated with the AdXpose technology. Revenue is recognized when the wrapped impression is delivered and reported via the AdXpose service portal.

Cost of Revenue

The largest component of the Company’s cost of revenue consists of payments made to distribution partners for advertising displays and click-throughs generated from the proprietary widgets run on distribution partner websites. These variable payments are often subject to minimum payment amounts. Publisher payments are expensed as incurred based on the volume of the underlying activity multiplied by a contractual rate.

Cost of revenue also includes expenses associated with the operation of the Company’s data centers, bandwidth costs, third party licensing fees, customer service costs and amortization of capitalized software development costs.

Advertising Costs

The Company has expensed all advertising costs as incurred and classifies these costs as sales and marketing expense.

Software Development Costs

The Company capitalizes qualifying computer software costs, which are incurred during the application development stage, and amortizes them over the software’s estimated useful life of approximately three years. Software developed for internal use is capitalized once the preliminary project stage has been completed and management has committed to funding the continuation of the development project. Capitalization is ceased when the software project is substantially complete and ready for its intended use. Internally developed software and software purchased from third parties are recorded in property and equipment and are amortized on a straight line basis over two to three years.

Stock-Based Compensation

The Company accounts for employee stock options at fair value. Stock-based compensation costs recognized during the six months ended June 30, 2011 and 2010 and the year ended December 31, 2010 were based upon option awards granted and vested based on their grant-date fair value estimated using the Black-Scholes option pricing model. This model requires, among other things, an estimate of the fair value of the underlying common stock on the date of grant, the expected term of the award and the expected volatility of the Company’s common stock over the expected term of the related grants. The estimated fair value is recognized as expense on a straight-line basis over the employee’s requisite service period, which is generally the vesting period. Stock-based compensation expense is based on options ultimately expected to vest and has been reduced by estimated forfeitures.

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

Income Taxes

The Company accounts for income taxes under the liability method. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and federal income tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that net deferred tax assets will not be realized.

The Company is required to determine whether a tax position was more likely than not to be sustained upon examination based on the technical merits of the position. For the tax positions meeting the more-likely-than-not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than 50% likelihood of being realized in an ultimate settlement with the relevant tax authority.

3.	Property and Equipment

Property and equipment consists of the following:

	Estimated	June 30,	December 31,
	Useful Lives	2011	2010
	(years)	(unaudited)
Computer equipment	3	$433,795	$548,797
Office furniture	3	62,998	67,799
Software	2	850,521	850,331
Leasehold improvements	Shorter of lease term or useful life	14,033	22,716

		1,361,347	1,489,643
Less: Accumulated depreciation and amortization		(1,177,876)	(1,225,488)

		$183,471	$264,155

Depreciation and amortization expense for the period ended June 30, 2011 and year ended December 31, 2010 totaled approximately $91,000 and $149,000, respectively.

4.	Accrued Liabilities

Accrued liabilities consist of the following:

	June 30,	December 31,
	2011	2010
	(unaudited)
Salaries, wages and benefits	$115,797	$176,607
Other accrued liabilities	85,756	53,149

	$201,553	$229,756

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

5.	Stockholders’ Deficit

Preferred Stock

The following information summarizes the Company’s convertible preferred stock at December 31, 2010:

		Shares	Issuance
	Shares	Issued and	Price Per	Liquidation
	Authorized	Outstanding	Share	Preference
Series A	5,159,422	5,124,384	$0.5708	$2,924,998
Series A-1	6,174,097	5,502,416	0.5583	3,071,999
Series A-2	4,062,499	3,250,000	0.6000	1,950,000
Series B	13,620,000	13,607,229	0.7100	9,661,133

	29,016,018	27,484,029		$17,608,130

Dividends

The holders of shares of Series A preferred stock, Series A-1 preferred stock, Series A-2 preferred stock and Series B preferred stock are entitled to receive dividends, out of any assets legally available, prior and in preference to any payment of dividend on the common stock of the Company, at the rate of (i) $0.0457 per share per annum on each outstanding share of Series A preferred stock, (ii) $0.0447 per share per annum on each outstanding share of Series A-1 preferred stock, (iii) $0.048 per share per annum on each outstanding share of Series A-2 preferred stock, or (iv) $0.0568 per share per annum on each outstanding share of Series B preferred stock, payable quarterly when, as and if declared by the Board of Directors.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A preferred stock, Series A-1 preferred stock, Series A-2 preferred stock and Series B preferred stock shall be entitled to receive, prior and in preference to any distribution of the assets of the Company to the holders of common stock, an amount per share equal to (i) $0.5708 for each share of Series A preferred stock, (ii) $0.5583 for each share of Series A-1 preferred stock, (iii) $0.60 for each share of Series A-2 preferred stock and (iv) $0.71 for each share of Series B preferred stock.

Conversion

Each share of Series A preferred stock, Series A-1 preferred stock, Series A-2 preferred stock or Series B preferred stock is convertible into such number of fully paid and nonassessable shares of common stock as is determined by dividing (i) $0.5708 in the case of Series A preferred stock, (ii) $0.5583 in the case of Series A-1 preferred stock, (iii) $0.60 in the case of the Series A-2 preferred stock or (iii) $0.71 in the case of the Series B preferred stock, by the conversion price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

Each share of Series A preferred stock, Series A-1 preferred stock, Series A-2 preferred stock and Series B preferred stock shall automatically be converted into shares of common stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) the sale of its common stock in an initial public offering, which results in aggregate cash proceeds of not less than $40,000,000 in which the price per share of the Company’s common stock multiplied by the

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

number of as-converted shares outstanding immediately prior to the closing of such offering is valued at not less than $200,000,000 or (ii) the date specified by written consent or agreement of the holders of at least eighty percent (80%) of the then outstanding shares of Series A preferred stock, Series A-1 preferred stock, Series A-2 preferred stock and Series B preferred stock, voting together as a single group on an as-converted basis.

Voting

The holders of Series A preferred stock, Series A-1 preferred stock, Series A-2 preferred stock or Series B preferred stock shall have the same voting rights as the holders of common stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company, and the holders of common stock, the Series A preferred stock, Series A-1 preferred stock, Series A-2 preferred stock and Series B preferred stock shall vote together as a single class on all matters. Each holder of common stock shall be entitled to one vote for each share of common stock held, and each holder of Series A preferred stock, Series A-1 preferred stock, Series A-2 preferred stock and Series B preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted.

Preferred Stock Warrants

On September 6, 2005, the Company issued a warrant to purchase 671,681 shares of Series A-1 preferred stock in conjunction with a convertible promissory note. The estimated fair value of the warrant of approximately $193,000 was recorded as a preferred stock warrant liability. The preferred stock warrant expired unexercised on September 7, 2010 and the Company recognized $64,273 of other income.

On February 13, 2006 and April 4, 2006, the Company issued warrants to purchase a total of 35,038 shares of Series A preferred stock at a price of $0.56 per share to a financial institution in conjunction with a line of credit. At December 31, 2010, the preferred stock warrant liability is marked-to-market at $1,510 and the Company recognized $9,114 of other income.

In February 2007, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase a total of 812,499 shares of the Company’s Series A-2 preferred stock at a purchase price of $0.60 per share. At December 31, 2010, the preferred stock warrant liability was marked-to-market at $1,099 and the Company recognized $168,205 of other income.

The following information summarizes the Company’s outstanding convertible preferred stock warrants:

	Issue Date	Number of Shares	Fair Value at December 31, 2010
Series A	2005 and 2006	35,038	$1,510
Series A-2	2007	812,499	1,099

		847,537	$2,609

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

The Company estimated the fair value of the convertible preferred stock warrants as of December 31, 2010 using the following assumptions:

December 31, 2010
Underlying stock price	$0.20
Risk-free interest rate	0.47% – 2.10%
Weighted-average expected life (in years)	1.58 – 5.25
Expected dividend yield	—
Expected volatility	52.4%

Bridge Loan

In January 2011, the Company entered into bridge loans totaling $400,000 with founders of the Company. The bridge loans carried interest equal to 8% per annum and were due and payable on March 31, 2011. In connection with the merger and recapitalization transaction in March 2011, the Company converted the outstanding balance of the bridge loans of $400,000 and accrued interest of approximately $4,800 into shares of Series A preferred stock.

Merger and Recapitalization

On March 24, 2011, the Company entered into a merger and recapitalization transaction with a newly formed, wholly owned subsidiary, AdXpose, Inc. Following the merger and recapitalization, AdXpose, Inc. was the surviving entity. As a result of the merger and recapitalization all of the previously issued and outstanding shares of the Company’s common stock and Series A, Series A-1 and Series A-2 preferred stock were cancelled. All shares of the Company’s previously issued and outstanding Series B preferred stock were exchanged into 0.2 of a share of AdXpose Series 1 preferred stock. Concurrently, AdXpose issued 10,889,189 shares of its newly authorized New Series A preferred stock at $0.2755 per share raising gross proceeds of approximately $3.0 million (through the conversion of $400,000 bridge loans plus accrued interest and approximately $2.6 million of additional cash). Former holders of the Company’s Series B preferred stock that participated in the New Series A financing transaction were entitled to exchange shares of AdXpose Series 1 preferred stock for shares of AdXpose Series 2 preferred stock. All previously issued and outstanding stock options and stock warrants of the Company were automatically cancelled as a result of the merger and recapitalization.

Following the merger and recapitalization transaction, the Company has authorized 21,000,000 shares of common stock with a par value of $0.001 per share.

The Company accounted for the merger and recapitalization as a transaction between entities under common control. Accordingly, no gain or loss was recognized in the merger and recapitalization transaction.

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

The following information summarizes the Company’s preferred stock activity as a result of the merger and recapitalization:

Series of Convertible Preferred Stock	Convertible Preferred Shares Issued and Outstanding at December 31, 2011	Adjustment Related to the Merger and Recapitalization on March 24, 2011	Convertible Preferred Shares Issued and Outstanding at June 30, 2011
		(unaudited)	(unaudited)
Series A	5,124,384	(5,124,384)	—
Series A-1	5,502,416	(5,502,416)	—
Series A-2	3,250,000	(3,250,000)	—
Series B	13,607,229	(13,607,229)	—

	27,484,029	(27,484,029)	—

Shares of Series 1 convertible preferred stock issued in connection with the recapitalization (unaudited)	2,721,445
Less shares of Series 1 convertible preferred stock converted to Series 2 convertible preferred stock (unaudited)	(2,112,675)

608,770
Shares of Series 2 convertible preferred stock converted from Series 1 convertible preferred stock (unaudited)	2,112,675
Shares of new Series A convertible preferred stock issued in connection with the recapitalization (unaudited)	10,889,189

Total convertible preferred shares issued and outstanding at June 30, 2011 (unaudited)	13,610,634

New Preferred Stock

The following information summarizes the Company’s convertible preferred stock at June 30, 2011 (unaudited):

		Shares	Issuance
	Shares	Issued and	Price Per	Liquidation
	Authorized	Outstanding	Share	Preference
New Series A	10,889,189	10,889,189	$0.2755	$3,000,000
Series 1	2,721,445	608,770	3.5500	2,161,134
Series 2	2,721,445	2,112,675	3.5500	7,499,996

	16,332,079	13,610,634		$12,661,130

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

Dividends

The holders of shares of Series A preferred stock, Series 1 preferred stock and Series 2 preferred stock are entitled to receive dividends, out of any assets legally available, prior and in preference to any payment of dividend on the common stock of the Company, at the rate of (i) $0.02204 per share per annum on each outstanding share of Series A preferred stock, (ii) $0.284 per share per annum on each outstanding share of Series1 preferred stock and (iii) $0.284 per share per annum on each outstanding share of Series 2 preferred stock, payable quarterly when, as and if declared by the Board of Directors.

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series A preferred stock and Series 2 preferred stock shall be entitled to receive, prior and in preference to any distribution of the assets of the Company to the holders of Series 1 preferred stock or the holders of common stock, an amount per share equal to (i) $0.2755 for each share of Series A preferred stock and (ii) $3.55 for each share of Series 2 preferred stock, plus declared but unpaid dividends thereon. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A preferred stock and Series 2 preferred stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A preferred stock and Series 2 preferred stock in proportion to the preferential amount each such holder is otherwise entitled to.

Conversion

Each share of Series A preferred stock, Series 1 preferred stock and Series 2 preferred stock is convertible into such number of fully paid and nonassessable shares of common stock as is determined by dividing (i) $0.2755 in the case of Series A preferred stock, (ii) $3.55 in the case of Series 1 preferred stock or (iii) $3.55 in the case of the Series 2 preferred stock, by the conversion price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion.

Each share of Series A preferred stock, Series 1 preferred stock, Series 2 preferred stock shall automatically be converted into shares of common stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) the sale of its common stock in an initial public offering, which results in aggregate cash proceeds of not less than $25,000,000 in which the price per share of the Company’s common stock multiplied by the number of as-converted shares outstanding immediately prior to the closing of such offering is valued at not less than $150,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A preferred stock and Series 2, voting together as a single group on an as-converted basis.

Voting

The holders of Series A preferred stock, Series 1 preferred stock or Series 2 preferred stock shall have the same voting rights as the holders of common stock and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company, and the holders of common stock, the Series A preferred stock, Series 1 preferred stock and Series 2 preferred stock shall vote together as a single class on all matters. Each holder of common stock shall be entitled to one vote for each share of common stock held, and each holder of Series A preferred stock, Series 1 preferred stock and Series 2 preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted.

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

6.	Stock Option Plan

Under the Company’s Stock Option Plans (the “Plans”), the Board of Directors may grant incentive and nonqualified stock options, restricted stock and other forms of stock-based compensation to employees, officers, directors and consultants. The Company generally grants stock options with exercise prices equal to or greater than the value of common stock on the date of grant. Options typically have a term of ten years from the date of grant. Options generally vest over four years with the first 25% vesting after 12 months of continuous employment or service beginning from the vesting commencement date, with the remaining shares vesting at the rate of 2.78% per month of continuous employment or service thereafter, such that the entire option is fully vested after four years of service from the vesting commencement date. Options that expire or otherwise terminate, revert to and become available for issuance under the Plans.

On March 24, 2011, the Company cancelled the 2004 Stock Option Plan, as well as all of the stock options outstanding and available for grant. In conjunction with the merger and recapitalization transaction, the Company adopted the 2011 Stock Option Plan and authorized 4,536,878 shares available for grant. All previously issued options were cancelled. During the six-month period ended June 30, 2011, the Company granted 3,945,632 stock options to employees under the 2011 Stock Option Plan.

The following table summarizes the activity under the Company’s stock option plans:

		Outstanding
	Number of		Weighted
	Shares		Average
	Available	Number	Exercise
	for Grant	of Shares	Price
Balances, January 1, 2010	3,503,713	6,383,824	$0.1142
Options granted	(741,000)	741,000	0.1700
Options exercised	—	(100,000)	0.0600
Options cancelled	833,751	(833,751)	0.1432

Balances, December 31, 2010	3,596,464	6,191,073	0.1178
Options cancelled (unaudited)	(3,596,464)	(6,191,073)	0.1178
Options authorized (unaudited)	4,536,878	—	—
Options granted (unaudited)	(3,945,632)	3,945,632	0.0800

Balances, June 30, 2011 (unaudited)	591,246	3,945,632	0.0800

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

The following table summarizes information about stock options outstanding and exercisable at December 31, 2010:

	Outstanding				Exercisable
		Weighted-				Weighted-
		Average	Weighted			Average
		Remaining	Average	Aggregate		Remaining	Aggregate
	Number of	Contractual	Exercise	Intrinsic	Number of	Contractual	Intrinsic
Exercise Price	Options	Life (years)	Price	Value	Options	Life (years)	Value
$0.06	2,936,687	5.6	$0.0600		2,911,946	5.6
$0.17	3,254,386	8.4	0.1700		1,289,878	8.1

	6,191,073	7.1	0.1178	$84,507	4,201,824	6.4	$83,795

At June 30, 2011 there are no stock options that are exercisable.

The total compensation expense recognized for options granted to employees during the periods ended June 30, 2011 and 2010 and the year ended December 31, 2010 totaled approximately $58,000, $34,000 and $64,000, respectively. As of June 30, 2011 and December 31, 2010, the total unrecognized compensation cost is approximately $77,000 and $73,000, respectively.

The fair value of stock options granted to employees was calculated using the Black-Scholes option pricing model using the following assumptions:

	June 30,	December 31,
	2011	2010
	(unaudited)
Estimated per share value of common stock	$0.08	$0.15
Risk-free interest rate	0.3% – 1.46%	2.62% – 2.74%
Expected life (in years)	4	5.75
Dividend yield	0.0%	0.0%
Expected volatility	35% – 56%	52%

7.	Income Taxes

At December 31, 2010, the Company has net operating loss carryforwards of approximately $17.0 million which may be used to offset future taxable income. The net operating loss carryforwards expire beginning in 2024. At December 31, 2010, the Company also has research and development tax credits of approximately $80,000.

AdXpose, Inc.

(formerly Mpire Corporation)

Notes to Financial Statements

December 31, 2010

The effects of temporary differences and carryforwards that give rise to deferred tax assets are as follows:

December 31,
2010
Deferred tax assets
Net operating loss carryforwards	$5,780,000
Research and development tax credit	80,000

5,860,000
Less: Valuation allowance	(5,860,000)

Net deferred tax assets	$—

8.	Retirement Plan

The Company has a 401(k) savings plan (the “Plan”) for those employees who meet minimum eligibility requirements. Eligible employees may contribute up to 15% of their annual compensation to the Plan, subject to Internal Revenue Service limitations. The Company may also, at its sole discretion, make contributions to the Plan. The Company made a contribution to the Plan of approximately $40,000 during the year ended December 31, 2010.

9.	Commitments and Contingencies

In January 2010, the Company entered into a lease agreement for office space in Seattle, Washington. The lease commenced in March 2010 for a period of two years. The future minimum lease payments for the facility are:

December 31,
2010
2011	$98,538
2012	25,008

$123,546

Rent expense totaled approximately $47,000, $62,000 and $109,000 for the six month periods ended June 30, 2011 and 2010 and for the year ended December 31, 2010, respectively.

10.	Related Party Transaction

In June 2011, the Company loaned an employee $50,000 for relocation expenses. The amount due from the employee is included in other assets at June 30, 2011.

11.	Subsequent Events

On August 11, 2011, the Company was acquired by comScore, Inc.

The Company evaluated events occurring between December 31, 2010 and October 13, 2011, the date the financial statements were issued.